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                                                                       EXHIBIT 4

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110

                                    __, 2005

Investors Bank & Trust Company
John Hancock Tower
200 Clarendon Street
Boston, MA 02116

Re: Amendment to the Transfer Agency and Service Agreement (the "Agreement"), dated August 1, 1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC and Investors Bank & Trust Co., as amended.

Ladies and Gentlemen:

     Pursuant to Article 17 of the Agreement, GMO Trust (the "Trust") hereby notifies you that it has created two new series of shares, namely, the "GMO Strategic Balanced Allocation Fund" and the "GMO World Opportunities Equity Allocation Fund" (the "New Funds"), with respect to which the Trust and the Manager (as defined in the Agreement) desire that you serve as transfer agent under the terms of the Agreement.

     If you agree to so serve as transfer agent for the New Funds, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon each of the New Funds shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                        Sincerely,

                                        GMO TRUST


                                        By:
                                            ------------------------------------
                                            Name: Elaine M. Hartnett
                                            Title: Vice President and Secretary


                                        GRANTHAM, MAYO,
                                        VAN OTTERLOO & CO. LLC


                                        By:
                                            ------------------------------------
                                            Name: Elaine M. Hartnett
                                            Title: Associate General Counsel
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Investors Bank & Trust Company                                          __, 2005

The foregoing is hereby accepted and agreed.

INVESTORS BANK & TRUST COMPANY


By:
    ---------------------------------
    Name:
    Title:


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